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                                                                  EXHIBIT 23.5



                         CONSENT OF SCHRODER & CO. INC.


       We hereby consent to the use of our opinion, dated as of July 30, 1997, and the written confirmation thereof dated as of September 22, 1997, to the Board of Directors of Sterling House Corporation included as Appendix C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger involving Sterling House Corporation and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "JOINT PROXY STATEMENT/PROSPECTUS SUMMARY-The Merger-Opinion of Sterling's Financial Advisor" and THE MERGER-Opinions of Financial Advisors."

       In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          Very truly yours,

                                          SCHRODER & CO. INC.


September 22, 1997
New York, New York